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Exhibit 12(B)--Consent of Sutherland, et al.
                                                                   EXHIBIT 12(B)





                                   March 27, 1998





The Management Committee
TIAA Separate Account VA-1
730 Third Avenue
New York, New York  10017-3206

                 Re:      Registration of Individual Deferred
                          Variable Annuity Contracts (Registration
                          Nos. 33-79124 and 811-8520)

Ladies and Gentlemen:


                 We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 4 to the above-captioned registration statement on Form N-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                           Sincerely,


                                           SUTHERLAND, ASBILL & BRENNAN LLP



                                           By:/s/ Steven B. Boehm
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